EAGLE PACIFIC INDUSTRIES, INC.

                              Employment Agreement
                                      with
                                   Roger Robb


         THIS EMPLOYMENT AGREEMENT is executed this 16th day of September, 1999, between Roger Robb (the "Employee") and Eagle Pacific Industries, Inc. (the "Eagle"), having its corporate headquarters at 2430 Andersen Consulting Tower, 333 South Seventh Street, Minneapolis, MN 55402.

                                   WITNESSETH:

         WHEREAS, Eagle desires to engage the services of the Employee as Chief Executive Officer of Eagle and to assure the continued service of the Employee to Eagle on the terms and conditions set forth below.

         NOW, THEREFORE, in consideration of the premises and mutual agreements hereinafter contained, the parties agree as follows:

1.       TERM OF EMPLOYMENT

         The term of this Agreement and Employee's employment under this Agreement shall begin on September 16, 1999, and continue until December 31, 2002. At the expiration of the initial term of this Agreement, the Agreement shall automatically be renewed for a period of one year with any amendments as agreed to by the parties, provided that either party may terminate this Agreement at the expiration of the initial term by giving written notice to the other party no later than six months prior to the expiration of the initial term of the Agreement.

2.       DUTIES

         Employee is engaged to serve as Chief Executive Officer of Eagle. He shall perform such duties and functions commensurate with his position and as directed by Eagle. The parties hereto acknowledge that the Employee is engaged in other business pursuits in which he renders services to other organizations for which he receives compensation. While the Employee is expected to devote an appropriate amount of time to his duties for Eagle, the Employee may purse other business interests during the term of this Agreement so long as he does not violate Section 6 below.

3.       COMPENSATION

         a.       Base Salary.

                  As full compensation for the performance by the Employee of all of his obligations under this Agreement, the Employee shall be entitled to receive no less than an annual base salary of $160,000 payable periodically on the payroll schedule established for Eagle

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         employees. Base salary shall be reviewed as of December 31 each year commencing with December 31, 1999, and based on the performance of the Employee, the business conditions of Eagle and the competitive market, Eagle shall determine the amount, if any, of any increase in base salary to be granted as of such dates.

         b.       Annual Bonus.

                  The Employee and Eagle acknowledge that they are entering into this Agreement upon the consummation of Eagle's acquisition of Pacific Western Extruded Plastics Company ("PW Pipe"), and that the Employee is a former employee of PW Pipe. As such, for calendar year 1999 under the term of this Agreement, the Employee shall be entitled to a bonus equal to the bonus to which he would have been entitled under PW Pipe's bonus plan for the remainder of calendar year 1999, which shall be payable at such time and under such schedule as set forth under PW Pipe's bonus plan. For subsequent calendar years during the term of this Agreement, the Employee shall be entitled to participate in Level 4 of Eagle's Key Employee Bonus Plan, a summary of which is attached hereto as Exhibit A.

         c.       Stock Options and Restricted Stock.

                  As of the date hereof, in further consideration of the Employee's employment hereunder, the Employee acknowledges that:

                  (i) the Employee has purchased 34,500 shares of Common Stock of Eagle, a portion of the purchase price for which Eagle loaned to the Employee subject to the terms of a Promissory Note of even date herewith executed in favor of Eagle;

                  (ii) Eagle has granted the Employee 23,000 shares of restricted Common Stock of Eagle, subject to the terms of a Restricted Stock Agreement of even date herewith between the Employee and Eagle; and

                  (iii) Eagle has granted the Employee an incentive stock option to acquire 57,500 shares of Eagle's Common Stock at an exercise price equal to the fair market value for such Common Stock as of the date hereof, subject to the terms of a Incentive Stock Option Agreement between the Employee and Eagle. The Employee acknowledges that the option granted to the Employee may be treated as an "incentive" stock option for federal income tax purposes, only if Eagle's shareholders approve the increase in the number of shares of common stock reserved under Eagle's stock option plan, as submitted to the shareholders by Eagle's Board of Directors.

4.       VACATION AND WELFARE BENEFITS

         The Employee shall be entitled to all vacation, health/medical, life insurance, savings, and any other plans which are established for the benefit of Eagle employees. The Employee shall be entitled to such participation as long as he remains in the employ of Eagle or for any period for which he is entitled to continue participation beyond the term of his employment as may be specified elsewhere in this Agreement. Eagle reserves the right to establish, modify, or determine the terms and conditions of any such welfare plans at its own discretion.

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5.       TERMINATION OF THE EMPLOYEE'S EMPLOYMENT BY EAGLE

         a.       During the Life of this Agreement.

         If the Employee's employment is terminated by Eagle prior to the expiration of this Agreement for any reason other than for cause (as hereinafter defined) or under such circumstances as would constitute a breach of this Agreement by the Employee, Eagle shall pay to the Employee, in lieu of continued employment under this Agreement or in lieu of any other policy or program maintained by Eagle, an amount equal to his base salary for the balance of the initial term of the Agreement remaining at the time of such termination, provided that such payment shall be for a minimum of twelve months of his base salary at the time of such termination. Eagle may make any such payment that arises from this Section on a pay schedule established by Eagle for other executives. During periods of any such continuing payments, welfare benefits provided to the Employee under this Agreement shall continue.

         b.       Upon the Expiration of this Agreement.

         Should Eagle elect not to renew this Agreement upon its expiration, and such election is not as a result of cause (as hereinafter defined) or breach of this Agreement on the part of the Employee, and if Eagle no longer wishes to employ the Employee in his position, Eagle shall pay the Employee an amount equal to twelve months of his base salary at the time of expiration of this Agreement and such payment shall be made, at the Employee's option, either in a lump-sum as soon as is practicable following the expiration date of this Agreement or in continuing payments on the pay schedule established by Eagle for executives and welfare benefits as provided to the Employee in this Agreement shall continue for the duration of such payments.

         c.       Termination for Cause, Resignation or Retirement.

         If the Employee's employment terminates at any time for cause or his resignation or retirement, the Employee shall forfeit the right to any severance payments hereunder. For purposes of this subsection, "cause" shall include larceny or theft of property of Eagle or any affiliated company or Eagle; revealing trade secrets of Eagle, any affiliated company, or Eagle to anyone except as expressly authorized by Eagle in the performance or the Employee duties or as required by law; willful dishonesty, gross misconduct, or fraud toward Eagle, Eagle, or any affiliated company or conviction of a felony involving moral turpitude.

         d.       Severance.

                  (i) Anything contained herein to the contrary notwithstanding, Eagle's obligation to the Employee to make severance payments under this Agreement shall cease upon the termination of the Employee's employment with Eagle for reason of retirement by the Employee, his death, his disability for a period exceeding six (6) months, or under any other circumstances as would constitute a breach of this Agreement by the Employee, including, but not limited to, his resignation from his employment.

                  (ii) Any payment of severance payments provided herein may, at Eagle's discretion, be conditioned upon the execution of a release by the Employee of all claims against Eagle arising out of his employment and the termination thereof.


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6.       CONFIDENTIAL INFORMATION AND NON-COMPETITION

         a. The Employee acknowledges the importance of Eagle's arrangements with its employees, suppliers, and customers and he further acknowledges that the nature of these arrangements and other information concerning the business processes, formulas, programs, methods, techniques, policies, and practices of Eagle are trade secrets and constitute valuable assets of Eagle. Therefore:

                  (i) The Employee shall not disclose or furnish to anyone, either directly or indirectly, either during his employment under this Agreement or at any time after his employment, any such trade secret of Eagle or any other company controlling, controlled by, or under common control with Eagle that comes into his possession during the course of his employment.

                  (ii) To the extent that the Employee has knowledge of such trade secrets or any other information concerning Eagle which has not been disclosed to the public by Eagle and is material under applicable securities laws, the Employee acknowledges and agrees that the effect of the applicable securities laws prohibit the Employee from trading in Eagle's stock unless and until Eagle voluntarily discloses such material information to the general public.

                  (iii) Upon termination of the Employee's employment for any reason, the Employee agrees not to compete in the manner described hereinafter, with the business currently conducted by Eagle in the United States for a period of twelve months following such termination. The Employee agrees that, during such period, he will not be employed by, work for, advise, consult with, serve, or assist in any way, directly or indirectly, any party whose activities or business are similar to or in competition with the business of Eagle.

                  (iv) Upon termination of the Employee's employment for any reason, the Employee agrees not to solicit, cause or assist to solicit for a period of twelve months following such termination, on behalf of himself or any business or organization with which he becomes directly or indirectly associated by ownership, employment, consultancy or otherwise, regardless of whether or not he receives compensation therefrom, (1) any person employed or compensated in any manner by Eagle, or to work, consult for or otherwise become associated with him or any such business or organization, or (2) any customer who has done business with Eagle at any time within the one (1) year period preceding the date of his termination of employment, to purchase or otherwise acquire a product similar to a product sold by Eagle.

The foregoing restrictions on competition by the Employee described in the Sections 6(a)(iii) and (iv) shall also be operative during the term of the Employee's employment. They shall also be operative for the benefit of Eagle and of any business owned or controlled by Eagle, or any successor or assign if any of the foregoing, but shall terminate if Eagle and the companies with which it becomes affiliated as of the effective date of this Agreement cease to engage in all of the businesses in which Eagle is engaged as of the time Employee's employment terminates.

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         b. The Employee shall surrender to Eagle immediately upon termination of his employment all books, records, and property belonging to Eagle or relating to the employees, business, suppliers, and customers of Eagle without making or retaining any copies.

         c. The Employee acknowledges that Eagle will suffer irreparable damage and injury and will not have an adequate remedy at law in the event of any breach by him of any provision of this Section 6. Accordingly, in the event of a breach or of a threatened or attempted breach by the Employee of any of the preceding provisions of this Section 6, in addition to all other remedies to which Eagle is entitled under law, Eagle shall be entitled to a temporary and permanent injunction (without the necessity of showing any actual damage) or a decree of specific performance of the provisions of this Section 6, and no bond or other security shall be required in that connection.

7.       DISCOVERIES

The Employee will promptly disclose, in writing, to Eagle each improvement, discovery, idea, and invention relating to the business of Eagle made or conceived by him either alone or in conjunction with others while employed by Eagle or within one (1) year after the termination of such employment if such improvement, discovery, idea, or invention that results from or was suggested by such employment whether or not patentable, whether or not made or conceived (i) at the request of or upon the suggestion of Eagle (ii) during his usual hours of work, (iii) on or about the premises of Eagle and whether or not prior or subsequent to the execution hereof. He will not disclose any such improvement, discovery, idea, or invention to any person except Eagle. Each such improvement, discovery, idea, or invention shall be the sole and exclusive property of, and is hereby assigned to, Eagle and at the request of Eagle, Employee will assist and cooperate with Eagle and any person or persons from time to time designated by Eagle to obtain for Eagle the grant of any letters patent in the United States and/or such other country or countries as may be designated by Eagle, covering any applications, statements, assignments, or other documents, furnish such information and data and take all such other action (including without limitation, the giving of testimony) as Eagle may from time to time reasonably request.

8.       MISCELLANEOUS

         a. The Employee shall be entitled to participate in any Deferred Compensation Program established for Eagle executives related to any bonuses or other payments in this Agreement that are eligible for deferred payment under the terms of any such Plan.

         b. The Employee shall be reimbursed for, or have directly paid by Eagle (dependent upon Eagle's financial policy), travel, entertainment, and other associated expenses deemed reasonably necessary in carrying out the duties of his position.

         c. The Employee represents and warrants to Eagle that upon commencement of employment with Eagle that he will not at any time be bound by any agreement that would be violated by his execution or performance of this Agreement.

         d. The Employee may not assign any of his rights or delegate any of his duties under this Agreement.

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

         e. Any notice or other communication under this Agreement shall be in writing and shall be considered given when mailed by registered mail, return receipt request, to either party.

         f. This Agreement sets forth the entire understanding of the parties, and completely and fully supersedes and replaces any prior agreement(s) with respect to the subject matter herein, written or oral, to which the Employee was a party, including between the Employee and PW Pipe. This Agreement shall be governed by and construed in accordance with the law of the State of Oregon applicable to agreements made in that state and cannot be changed or terminated except by written agreement duly signed by both parties. If any provision of this Agreement or the application thereof to any party or circumstance is finally held invalid or unenforceable, the remaining provisions of this Agreement and the application of such provisions to the other party or circumstances will not be affected thereby, the provisions of this Agreement being severable in any such instance, and the unlawful provision shall be deemed to be amended to conform to requirements of any applicable law.

9. Any controversy or claim, including claims for damages arising out of or relating to this Agreement, or any breach thereof, or other matters related to the termination of the Employee's Employment, shall be settled in arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association, and judgment upon the award rendered by the Arbitrator may be entered in any court having jurisdiction thereof.

10. This Agreement may be signed in one or more counterparts and all such counterparts, taken together, shall constitute one document.


         IN WITNESS WHEREOF, this Employment Agreement has been executed by a duly authorized officer of Eagle on this 16th day of September, 1999.

EAGLE PACIFIC INDUSTRIES, INC.
(the "Company")


By:__________________________________
      William H. Spell, CEO


         IN WITNESS WHEREOF, this Employment Agreement has been executed by the Employee on the 16th day of September, 1999 and the Employee attests that he is in full agreement with all terms and conditions herein and has exercised his legal right to have this Agreement reviewed by an Attorney if he so chooses.


By:__________________________________
(the "Employee")

                                    Exhibit A

                         EAGLE PACIFIC INDUSTRIES, INC.
                             KEY EMPLOYEE BONUS PLAN


o The Board of Directors will determine the employees that will participate in the Key Employee Bonus Plan and will designate the Level of Participation.

o        The Levels of Participation are:

         o Level 1 - 100% of bonus based on EBITDA goal, and the bonus potential is 50% of base salary.

         o Level 2 - 75% of bonus is based on EBITDA goal and 25% on individual goals, and the bonus potential is 40% of base salary.

         o Level 3 - 75% of bonus is based on EBITDA goal and 25% on individual goals, and the bonus potential is 35% of base salary.

         o Level 4 - 50% of bonus is based on EBITDA goal and 50% on individual goals, and the bonus potential is 25% of base salary.

o If 120% of the EBITDA goal is achieved, the bonus for the EBITDA portion of the bonus will be 115% of the bonus based on obtaining the EBITDA goal.

o Each year the Board of Directors will establish an EBITDA goal and the individual goals for the following year.



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